Exhibit 99.3

TRx PHARMACEUTICALS, LLC

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2017 and December 31, 2016 and for the Nine Months Ended September 30, 2017 and 2016

And Independent Auditor’s Review Report

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

Independent Auditor’s Review Report

The Board of Directors

TRx Pharmaceuticals, LLC and Subsidiaries

Durham, North Carolina

Report on the Financial Statements

We have reviewed the accompanying consolidated financial statements of TRx Pharmaceuticals, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of September 30, 2017, the related consolidated statements of income and cash flows for the nine months ended September 30, 2017 and 2016, and the related consolidated statement of changes in members’ deficit for the nine months ended September 30, 2017.

Management’s Responsibility for the Financial Statements

The Company’s management is responsible for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim consolidated financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Balance Sheet as of December 31, 2016

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2016 and the related consolidated statements of operations and changes in members’ deficit, and cash flows for the year then ended (not presented herein), and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated April 28, 2017. In our opinion, the accompanying consolidated balance sheet of the Company as of December 31, 2016, is consistent, in all material aspects, with the audited consolidated financial statements from which it has been derived.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina

January 24, 2018

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

	September 30, 2017
	(Unaudited)	December 31, 2016
ASSETS
Current Assets:
Cash	$1,651,225	$355,767
Accounts receivable (Note 2)	2,834,678	2,966,204
Prepaid expenses	71,072	38,620
Inventories	608,265	1,568,368
Total Current Assets	5,165,240	4,928,959

Trademarks (Note 4)	50,000	50,000
Total Assets	$5,215,240	$4,978,959

LIABILITIES AND MEMBERS’ DEFICIT
Liabilities:
Accounts payable	$621,275	$1,272,987
Accrued expenses (Notes 3 and 8)	5,724,609	5,970,234
Bonus and commissions payable	283,748	200,926
Other liabilities	—	525
Total Current Liabilities	6,629,632	7,444,672

Members’ Deficit	(1,414,392)	(2,465,713)
Total Liabilities and Members’ Deficit	$5,215,240	$4,978,959

The accompanying notes to the consolidated financial statements are an integral part of these statements.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

	(Unaudited)
	Nine Months Ended September 30,
	2017	2016
Revenues	$16,013,953	$20,270,706
Returns and allowances	6,157,331	6,309,759
Net Product Revenues	9,856,622	13,960,947

Salesforce revenues	753,906	—
Total Revenues	10,610,528	13,960,947

Expenses:
Cost of goods sold	2,664,249	5,659,424
Marketing, general, and administrative expenses	3,414,700	3,637,497
Total Operating Expenses	6,078,949	9,296,921
Income before taxes	4,531,579	4,664,026
Income tax expense	6,044	15,109
Net income	$4,525,535	$4,648,917

The accompanying notes to the consolidated financial statements are an integral part of these statements.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

NINE MONTHS ENDED SEPTEMBER 30, 2017

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Members’ Deficit, December 31, 2016	$(2,465,713)
Distributions to members	(3,474,214)
Net income	4,525,535
Members’ Deficit, September 30, 2017 (Unaudited)	$(1,414,392)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

	(Unaudited)
	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$4,525,535	$4,648,917
Adjustments to reconcile net income to net cash provided by operating activities:
Accounts receivable	131,526	(674,954)
Prepaid expenses	(32,452)	(75,634)
Inventories	960,103	(1,734,952)
Accounts payable	(651,712)	1,166,576
Accrued expenses	(245,625)	(2,452,224)
Bonus and commission payable	82,822	13,513
Other liabilities	(525)	7,554
Net cash provided by operating activities	4,769,672	898,796

Cash flows from financing activities:
Distributions to members	(3,474,214)	(1,355,130)
Net cash provided by financing activities	(3,474,214)	(1,355,130)
Net increase (decrease) in cash	1,295,458	(456,334)
Cash, beginning of period	355,767	643,731
Cash, end of period	$1,651,225	$187,397
Supplemental cash flows information:
Cash paid during the period for taxes	$35,395	$39,519

The accompanying notes to the consolidated financial statements are an integral part of these statements.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 1—Organization

TRx Pharmaceuticals, LLC was organized in October 2005. TRx Pharmaceuticals, LLC is the parent of three wholly owned Subsidiaries: Zylera Pharmaceuticals, LLC, Princeton Therapeutics, LLC, and Zylera Pharma Corp. Collectively, these companies are referred to as the “Company”. The Company is owned by Fremantle Corporation and LRS International LLC. The Company is a specialty pharmaceutical company focused on the acquisition, development, and commercialization of prescription pharmaceutical products and dietary supplements, primarily for the U.S. market. The Company’s branded products include Millipred, Poly-Vi-Flor, Veripred and Tri-Vi-Flor. In addition, the Company has a distribution agreement with Lachlan Pharmaceuticals to sell Ulesfia. The head office of the Company is located at 2530 Meridian Parkway, Suite 3000, Research Triangle Park, North Carolina 27713.  Members’ equity is made up of 10,000,000 units which are 50% owned by each member. Details of change of ownership subsequent to September 30, 2017 are set out in Note 10.

Note 2—Summary of significant accounting policies

Principles of Consolidation — The consolidated financial statements include the accounts of TRx Pharmaceuticals, LLC and its wholly owned Subsidiaries after elimination of all intercompany balances and transactions.

Basis of Accounting —The accompanying consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash Equivalents — For financial reporting purposes, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost and the carrying amounts approximate fair value.

Accounts Receivable — Accounts receivable at September 30, 2017 and December 31, 2016 are comprised of amounts due from customers in the ordinary course of business. Management considers all accounts receivable to be fully collectible at September 30, 2017 and December 31, 2016, and, accordingly, no allowance for doubtful accounts has been recorded. Bad debt expense is charged to operations as amounts are determined to be uncollectible. Accounts receivable are written off when deemed uncollectible and recoveries of receivables previously written off are recorded when received.

Accounts receivable are considered to be past due if any portion of the receivable balance is outstanding for more than the payment terms negotiated with the customer. The Company generally negotiates payment terms ranging from 30 days. The Company offers wholesale distributors a prompt payment discount, which is typically 2% as an incentive to remit payment within this timeframe. Accounts receivable are stated net of the estimated prompt pay discount has a balance of $50,647 as of September 30, 2017 and $59,690 as of December 31, 2016.

Inventory — The Company’s inventory consists of prescription drugs and dietary supplements ready for sale and is stated at the lower of cost or net realizable value based on the first in, first out method. The amount of any write-down of inventories to its net realizable value shall be recognized as an expense in the period the write-down occurs.

Prepaid Expenses — Prepaid expenses include prefunded coupons and other prepaid consulting expenses.

Long-lived Assets — The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 2—Summary of significant accounting policies (continued)

Intangible Assets — The Company believes that trademarks and other proprietary rights are important to its business. The Company’s policy is to file trademark applications to protect technology, inventions, and improvements that are considered important to the development of its business. The legal life of a trademark is indefinite based on management’s current estimate of the product life. The Company evaluates trademarks annually for changes in the estimated useful lives and for impairment.

Research and Development — Research and development expenses include all costs associated with the development of new products. Research and development expenses include direct costs and allocated compensation, benefits and certain indirect costs. Research and development is recorded in general expense. The Company had research and development costs of $-0- and $23,980 for the nine-month periods ended September 30, 2017 and September 30, 2016, respectively.

Income Taxes — The Company is treated as a limited liability company for federal income tax purposes, with the exception of Zylera Pharma Corp. (“taxable subsidiary”). Consequently, all tax effects of the Company’s income are passed through to the members individually, with the exception of the taxable subsidiary, which pays federal and state income tax on its earnings.

Deferred income tax assets and liabilities are recorded for the temporary differences between financial statement and income tax bases of the taxable entity’s assets and liabilities using the enacted income tax rates in effect during the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred income tax assets to the amount expected to be realized.

Management has evaluated the effect of guidance provided by accounting principles generally accepted in the United States of America (“U.S. GAAP”) on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the consolidated financial statements and determined the Company had no uncertain income tax positions at September 30, 2017.

Management’s Estimates and Assumptions — The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the consolidated financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Significant estimates of the Company include: revenue recognition, sales allowances such as returns on product sales, government program rebates, customer coupon redemptions, wholesaler/pharmacy discounts, product service fees, rebates and chargebacks, sales commissions, and deferred income taxes.

Distributions — Members of the Company are allowed unlimited distributions per the owners’ agreement.

Shipping, Handling, and Freight — The Company includes the cost of shipping, handling, and freight associated with product sales as part of cost of goods sold.

Net Product Sales — Product sales revenue is recognized when title has transferred to the customer and the customer has assumed the risks and rewards of ownership, which is typically on delivery to the customer.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 2—Summary of significant accounting policies (continued)

Revenue from sales transactions where the buyer has the right to return the product is recognized at the time of sale only if (i) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (ii) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (iii) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (iv) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (v) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer, and (vi) the amount of future returns can be reasonably estimated.

Revenues from sales of products are recorded net of estimated allowances for returns, specialty distributor fees, wholesaler fees, prompt payment discounts, coupons, government rebates, and rebates under managed care plans.

Provisions for returns, specialty distributor fees, wholesaler fees, government rebates, and rebates under managed care plans are included within current liabilities in our consolidated balance sheet. Provision for prompt payment discounts are generally shown as a reduction in accounts receivable. Calculating certain of these items involves estimates and judgments based on sales or invoice data, contractual terms, historical utilization rates, new information regarding changes in these programs’ regulations and guidelines that would impact the amount of the actual rebates, our expectations regarding future utilization rates for these programs and channel inventory data.

Revenue from the Company’s salesforce is derived directly from a contract between Pharmaceutical Associates, Inc. (“PAI”) and the Company. The Company provided its expertise to promote, market and sell PAI’s products. The Company recognized revenues, per the contract, based on the amount of time and materials provided. The Company received $62,500 per month as a monthly salesforce fee and a one-time inventory repurchase of $740,000. The Company’s salesforce revenue was $753,906 and $-0- for the periods ended September 30, 2017 and 2016, respectively.

Cost of Product Sales — Cost of product sales is comprised of (i) costs to acquire products sold to customers; (ii) royalty, co-promotion and other revenue sharing payments under license and other agreements granting the Company rights to sell related products; (iii) direct and indirect distribution costs incurred in the sale of products; and (iv) the value of any write-offs or donations of obsolete or damaged inventory that cannot be sold. The Company acquired the rights to sell certain of its commercial products through license and assignment agreements with the original developers or other parties with interests in these products. These agreements obligate the Company to make payments under varying payment structures based on its net revenue from related products.

Contingencies — Periodically, the Company may be involved in claims and other legal matters. The Company records accruals for loss contingencies to the extent that management concludes that it is probable that a liability has occurred and the amount of the related loss can be reasonably estimated. Legal fees and other expenses related to litigation are expensed as incurred and included in general and administrative expenses.

Concentration With Customer — Three customers accounted for approximately 89% and 92% of the Company’s total sales, respectively, for the periods ended September 30, 2017 and 2016. Three customers accounted for a 82% and 95% of the Company’s accounts receivable as of September 30, 2017 and December 31, 2016, respectively.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 2—Summary of significant accounting policies (continued)

Concentrations of Products and Sales — Five products accounted for 100% of the Company’s total sales for the periods ended September 30, 2017 and 2016. Related to product sales, there is only one exclusive supply agreement for each of these products during the years. During 2017, the Company stopped sales of Millipred oral and Veripred products.

Concentration with Vendor — One vendor accounted for approximately 84% and two vendors accounted for 87% of the Company’s accounts payable as of September 30, 2017 and December 31, 2016, respectively. This supplier is owned by the same individuals as the Company for both periods. Related to product purchases, there is only one exclusive supply agreement for each product during the periods.

Concentration of Cash — The Company places its cash on deposit with financial institutions in the United States of America. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. As of September 30, 2017 and December 31, 2016, the Company had $1,401,225 and $148,004, respectively, which exceeded the insured amount.

Note 3—Accrued expenses

Accrued expenses consist of the following:

	September 30, 2017
	(Unaudited)	December 31, 2016
Medicaid rebate accrual	$283,006	$285,325
Distributor service agreement accrual	320,601	292,260
Royalties and additonal product fee provsion	1,212,120	960,803
Returns provision	3,665,189	3,619,090
Purchase commitment accrual	181,963	750,000
Other accruals	61,730	62,756
	$5,724,609	$5,970,234

Note 4—Intangibles assets

Intangible assets consist of the following:

September 30, 2017
	(Unaudited)		December 31, 2016
	Weighted	Gross	Weighted	Gross
	Average	Carrying	Average	Carrying
	Life	Amount	Life	Amount
Non-amortizable intangible assets:
Trademarks	Indefinite	$50,000	Indefinite	$50,000

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 5—Retirement plan

The Company provides supplemental benefits to substantially all employees through a 401(k) savings plan (defined contribution plan). Eligible participants may contribute up to federal limits. Total expense relating to this plan for the nine months ended September 30, 2017 and 2016 was $39,557 and $33,931, respectively.

Note 6—Contingencies and commitments

Operating Lease — The Company leases its office space under multiple operating leases that are of various monthly rental terms at a monthly rental cost per office space ranging from $1,084 to $3,637 during 2017 and 2016. Future minimum lease payments required under the operating leases are $4,407.  Rent expense for the nine months ended September 30, 2017 and 2016 was $19,333 and $33,643, respectively.

Service Contract — The Company leases certain software products and is provided with information technology services under a service contract.  Effective April 1, 2017, the Company entered into a service agreement with a term expiring as of December 2019.

The minimum future service commitments are as follows:

Years Ended	Amount
2017	$20,500
2018	85,000
2019	88,400
Total	$193,900

Purchase Commitments — The Company has purchase commitments. Purchase obligations include fixed or minimum payments under manufacturing and supply agreements with third party manufacturers and other providers of goods and services. Failure to satisfy minimum sales requirements under these agreements generally allows the counterparty to terminate the agreement and/or results in a loss of exclusivity rights. For Ulesfia, the Company must pay a product payment of 15% of net sales or a minimum product payment of $3,000,000, whichever is higher, annually until December 31, 2018. As of September 30, 2017 the Company is in legal discussion in regards to the $3,000,000 minimum product payment to determine whether or not the minimum product payment is still applicable based on the contract.

Royalties — The Company has entered into certain agreements requiring minimum royalty payments. There are two agreements related to Poly-Vi-Flor and Tri-Vi-Flor that require royalty payments. One agreement requires a payment of 2% of net revenues from the sale of these products and the second agreement requires payment based on 10% of gross profit from the sale of these products. A separate agreement requires another 5% of gross Poly-Vi-Flor revenues to be paid. Royalty expense for the nine months ended September 30, 2017 and 2016 was $847,887 and $714,110, respectively. For Millipred, the Company has future royalty commitments that cannot be cancelled without penalty that requires the Company to make scheduled payments totaling approximately $562,500 for the years ending 2017 to 2021.

Legal Proceedings — The Company may be subject to legal proceedings and litigation arising in the ordinary course of business, including, but not limited to, certain pending patents, returns, royalties, and lawsuits, as well as other regulatory proceedings.

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 6—Contingencies and commitments (continued)

The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued and such amounts could be material.

During the year ended December 31, 2016, the Company made a payment of $100,000 as settlement of a lawsuit.

Note 7—Variable interest entity

The Company has an exclusive distribution agreement with Lachlan Pharmaceuticals (“Lachlan”) for the product Ulesfia. The members of the Company also have interests in Lachlan. Based on the evaluation of the relationship with Lachlan, the Company concluded that they were not the primary beneficiaries of this relationship since the ultimate benefits from Lachlan lay with the members and not the Company. The Company purchased Ulesfia product during the nine months ended September 30, 2017 and 2016 of $1,038,603 and $1,220,722, respectively, from Lachlan. As of September 30, 2017, and December 31, 2016, the Company owed Lachlan $514,448 and $542,213, respectively. During the nine months ended September 30, 2017 and September 30, 2016, the Company paid Lachlan a total of $-0- and $2,250,000, respectively, for additional product payments. As of September 30, 2017 and December 31, 2016, an additional $872,121 and $750,000, respectively, is recorded in accounts payable.

Note 8—Provisions for discounts, rebates, and sales returns

Adjustments between gross sales and net sales, as described in Note 2, are recognized either as provisions or as reductions in accounts receivable, depending on their nature.

The table below shows movements in these items:

	Medicaid
	and		Rebates
	Government	Sales	and	Distributor
	Programs	Returns	Discounts	Fees	Total
Balance at December 31, 2016	$285,325	$3,619,090	$59,690	$292,260	$4,256,365
Current provision	763,153	3,688,597	340,081	1,365,500	6,157,331
Payments made	(765,472)	(3,642,498)	(349,124)	(1,337,159)	(6,094,253)
Balance at September 30, 2017
(Unaudited)	$283,006	$3,665,189	$50,647	$320,601	$4,319,443

TRx PHARMACEUTICALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(SEE INDEPENDENT ACCOUNTANT’S REVIEW REPORT)

Note 9—Income taxes

The provision for income taxes only relates to a taxable subsidiary and not the Company as a whole. The Company has an estimated tax receivable of $34,174 for the period ended September 30, 2017. The reasons for the difference between the income tax provision for September 30, 2017 and the amount computed by applying the statutory federal income tax rate to losses before income taxes are as follows:

Amount
Income tax at statutory rate	$—
Non-deductible expenses	(34,174)
Income tax provision	$(34,174)

Note 10—Subsequent events

The Company has evaluated subsequent events through January 24, 2018, in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued.

As of November 17, 2017, the Company entered into a purchase agreement with Cerecor Inc. in which Cerecor Inc. acquired the Company and its subsidiaries along with all trading operations.

The Company is unaware of any other subsequent events that would render the consolidated financial statements misleading.